SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  October 7, 2009

UNITED ECOENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, Suite 2401 New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 452-9091

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On October 7, 2009, our Board of Directors approved the Note Payment Agreement with City 24/7, LLC, dated August 11, 2009, which converted two senior secured notes issued to us by City 24/7 to an equity position in City 24/7.  The notes were issued September 8, 2008 and October 8, 2008 in the amounts of $100,000 and $150,000, respectively, in consideration of loans we made on those dates in those amounts.  Pursuant to the Note Payment Agreement, City 24/7 paid the notes by admitting us as a member of City 24/7, LLC, a New York limited liability company, with a ten percent (10%) interest in the profits, losses and distributions of the LLC.  Pursuant to the agreement, we will release our security interest in the assets of City 24/7.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a Board of Directors meeting held on October 7, 2009, the Board unanimously voted to reduce the size of the Board from seven (7) to five (5) directors.  The nominating committee of the Board then nominated the following five individuals to serve as members of the Board:

Jan E. Chason
Kelly T. Hickel
Richard Rifenburgh
Boris Rubizhevsky
Michael Wiechnik

The election of these five individuals to serve as members of our Board of Directors until the next annual meeting of our stockholders and until their successors are duly elected and qualified was approved by stockholders holding a majority of our outstanding shares in lieu of a meeting.  We are preparing and will send to our stockholders an information statement on Schedule 14C, which will be effective 20 days thereafter.

On October 7, 2009 our Board also appointed Jan E. Chason as Chief Financial Officer and Alan L. Levine as Chief Compliance Officer, effective immediately.  Following is information concerning Mr. Chason and Mr. Levine.

Mr. Chason is the Chief Financial Officer of Alliance Network Communications Holdings, Inc. since September 16, 2009 and has served as the Chief Financial Officer of several other publicly-owned companies including Halcyon Jets Holdings, Inc. (August 2007 to August 2009), Ckrush Inc. (February 2006 to September 2007), Majesco Entertainment Company (January 2003 to January 2006) , The Marque Group, Inc. (June 1997 to March 1999) and Triathlon Broadcasting Company (June 1997 to March 1999).  Mr. Chason also served in senior financial positions at SFX Entertainment and Clear Channel Entertainment and provided interim accounting services through JEC Consulting Associates LLC to privately-owned entrepreneurial companies and non-for-profit companies prior to and/or during these periods.  Mr. Chason was a partner at Ernst & Young LLP from October 1982 through September 1994. Mr. Chason, 63, is a certified public accountant and has a Bachelor of Business Administration from City College of New York.

Mr. Levine has been engaged in the practice of public accounting since 1967, initially with several accounting firms and in his own practice since 1986.  Mr. Levine, 64, holds a Bachelor of Arts from the University of Denver.

We have not finalized the terms of the agreements with Mr. Chason and Mr. Levine.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.           Note Payment Agreement dated August 11, 2009 between United EcoEnergy Corp. and City 24/7, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October __, 2009	UNITED ECOENERGY CORP.
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer

EXHIBIT INDEX

Page

10.	Note Payment Agreement dated August 11, 2009 between United EcoEnergy Corp. and City 24/7, LLC	6